EXHIBIT 10.4

RECEIVABLES ASSIGNMENT AGREEMENT
This RECEIVABLES ASSIGNMENT AGREEMENT (this “Agreement”) dated as of November 25, 2014 is entered into among ASHLAND INC., a Kentucky corporation (“Ashland”) as originator and master servicer, CVG CAPITAL III LLC, a Delaware limited liability company (“SPV”), ASHLAND SPECIALTY INGREDIENTS G.P., (“Ashland Specialty Ingredients” and together with Ashland, the “Originators”), the Investors, Letter of Credit Issuers, Managing Agents and Administrators party hereto, and THE BANK OF NOVA SCOTIA, as Agent for the Investors.
Capitalized terms used (including as used above) but not otherwise defined herein have the respective meanings assigned thereto in the TAA (as defined below) or, if not defined therein, in the Sale Agreement (as defined below).
RECITALS
WHEREAS, the Originators and the SPV, have entered into that certain Sale Agreement, dated as of August 31, 2012 (as amended, supplemented or otherwise modified from time to time, the “Sale Agreement”).
WHEREAS, the parties hereto have entered into that certain Transfer and Administration Agreement, dated as of August 31, 2012 (as amended, supplemented or otherwise modified from time to time, the “TAA”).
WHEREAS, Ashland is engaged in the sale of its Subsidiary, Ashland Elastomers, LLC (“Elastomers”), to an unaffiliated entity, Lion Elastomers Holdings LLC (“Lion”);
WHEREAS, certain Receivables originated by Ashland Inc. and arising from the sale of goods produced by or services performed by Elastomers (such Receivables, the “Elastomers Receivables”) are to be included in the sale of Elastomers and sold to Lion;
WHEREAS, on or prior to the date hereof, the Elastomers Receivables and the Related Assets (as defined in the Sale Agreement) with respect to such Elastomers Receivables were sold or contributed by the Originators to the SPV pursuant to the Sale Agreement. In order to facilitate the sale of Elastomers, the Originators and the SPV have determined that transferring any Elastomers Receivables and the Related Assets with respect thereto to Ashland is in the best interests of the Originators, the SPV and their respective Affiliates and the SPV, the Agent and the Investors are willing to consent to Lion’s acquisition of such Elastomers Receivables and the Related Assets with respect thereto and to all the transfers of the Elastomers Receivables and Related Assets with respect thereto provided for herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Sale of Elastomers Receivables. For reasons set forth in the Recitals to this Agreement, Ashland desires to purchase from the SPV, and the SPV desires to sell to Ashland each of the outstanding Elastomers Receivables (and the Related Assets with respect thereto) previously sold or contributed by the Originators to the SPV under the Sale Agreement, which Elastomers Receivables are identified in the electronic data file delivered to the Agent and the Managing Agents by Ashland in connection with this Agreement.

1.1Transfer by Agent and Investors. To facilitate the foregoing sale, effective as of the date hereof, the Agent (on behalf of the Investors) hereby sells, assigns and transfers to the SPV, and the SPV hereby purchases and accepts all the Agent’s and the Investors’ right, title and interest (including any security interest) in and to each of the Elastomers Receivables and all Related Assets with respect thereto (excluding, for the avoidance of doubt, any Collections received with respect to the foregoing prior to the date hereof, any right, title or interest in any Blocked Account, and any rights provided pursuant to a Blocked Account Agreement, but not excluding any Collections received with respect to the Elastomers Receivables after the date hereof whether in any Blocked Account or not).

1.2Transfer by SPV. On the date hereof, the SPV hereby sells, assigns and transfers to Ashland, and Ashland hereby purchases and accepts, all the SPV’s right, title and interest in and to each of the Elastomers Receivables and all Related Assets with respect thereto (excluding, for the avoidance of doubt, any Collections received with respect to the foregoing prior to the date hereof, any right, title or interest in any Blocked Account, and any rights provided pursuant to a Blocked Account Agreement, but not excluding any Collections received with respect to the Elastomers Receivables after the date hereof whether in any Blocked Account or not). As consideration for the foregoing sale by the SPV, Ashland shall pay, on the date hereof, to the SPV a purchase price in the amount of $23,297,404.64, which the Originators and the SPV acknowledge and agree constitutes the fair value of the Elastomers Receivables and Related Assets transferred hereby. Such purchase price shall be paid by Ashland as follows: (i) first, by reducing the aggregate Deferred Purchase Price outstanding on the date hereof under the Sale Agreement, (ii) second, as a credit to be applied to the purchase price otherwise payable by the SPV for additional Receivables sold to it under the Sale Agreement after the date hereof and (iii) third, to the extent any portion of such purchase price remains unpaid on the Purchase Termination Date, by wire transfer of immediately available funds (together with interest on such amount accrued from the date hereof at the prime rate described in Section 3.1(f) of the Sale Agreement) into a Blocked Account to be applied as Collections in accordance with the Transaction Documents.

1.3No Recourse, Representation or Warranty. The sales, assignments and transfers by the Agent, the Investors and the SPV made pursuant to Sections 1.1 and 1.2 above are made without recourse to, or representation or warranty by, any Person except as expressly set forth herein.

1.4No Longer Conveyed Receivables and Release of Security Interests. SPV, Agent and Investors hereby agree that the Elastomers Receivables are no longer “Conveyed Receivables” (as defined in the TAA and as defined in that certain UCC‑1 filed in Kentucky as file number 2012-2598764-76.01) and do hereby release any and all security interests and liens (including, but not limited to any security interests created by Section 2.2 of the Sale Agreement) in the Elastomers Receivables and all Related Assets with respect thereto (excluding, for the avoidance of doubt, any Collections received with respect to the foregoing prior to the date hereof, any right, title or interest in any Blocked Account, and any rights provided pursuant to a Blocked Account Agreement, but not excluding any Collections received with respect to the Elastomers Receivables after the date hereof whether in any Blocked Account or not).

1.5Consent to Sale to Lion. SPV, Agent and Investors do hereby expressly consent to (a) all the transfers of the Elastomers Receivables and Related Assets with respect thereto (excluding, for the avoidance of doubt, any Collections received with respect to the foregoing prior to the date hereof, any right, title or interest in any Blocked Account, and any rights provided pursuant to a Blocked Account Agreement, but not excluding any Collections received with respect to the

Elastomers Receivables after the date hereof whether in any Blocked Account or not) provided for herein and (b) Ashland’s sale of the Elastomers Receivables and all Related Assets with respect thereto (excluding, for the avoidance of doubt, any Collections received with respect to the foregoing prior to the date hereof, any right, title or interest in any Blocked Account, and any rights provided pursuant to a Blocked Account Agreement, but not excluding any Collections received with respect to the Elastomers Receivables after the date hereof whether in any Blocked Account or not) to Lion.

1.6Collections with respect to Elastomers Receivables Received After the Date Hereof.  SPV, Agent and Investors hereby consent to Ashland paying over to Elastomers any Collections in respect of any Elastomers Receivables that are received after the date hereof (including any such Collections received in any Blocked Account or otherwise).

SECTION 2. Representations and Warranties. Each of Ashland, Ashland Specialty Ingredients, and the SPV, as to itself, hereby represents and warrants to each of the other parties hereto, the Managing Agents and the Investors as follows:
(a)The Elastomers Receivables being sold by the SPV hereunder are identified in the electronic data file delivered to the Agent and the Managing Agents by Ashland in connection with this Agreement;
(b)after giving effect to this Agreement and the transactions contemplated hereby, no Termination Event or Potential Termination Event shall exist;

(c)the representations and warranties of such Person set forth in the Transaction Documents to which it is a party (as amended hereby) are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

(d)this Agreement constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3. Future Elastomers Receivables. The parties hereto agree that any Elastomers Receivables originated following the date of this Agreement shall not constitute Conveyed Receivables (as defined in the TAA or as defined in that certain UCC‑1 filed in Kentucky as file number 2012-2598764-76.01) or Eligible Receivables and will not be sold to or otherwise transferred to the SPV.
SECTION 4. Pro Forma Master Servicer Report. On or prior to the date hereof, the Master Servicer shall deliver to the SPV, the Agent and each Managing Agent a pro forma Master Servicer Report as of October 31, 2014 reflecting the sale of Elastomers Receivables hereunder.
SECTION 5. Conditions to Effectiveness. This Agreement shall become effective as of the date hereof upon receipt by the Agent of:
(a)counterparts to this Agreement duly executed by each of the parties hereto; and

(b)the pro forma Master Servicer Report described in Section 4 above.

SECTION 6. Consents. Each of the parties hereto agrees and consents to the transactions contemplated herein.
SECTION 7. Costs and Expenses. The SPV hereby agrees to pay the reasonable costs and expenses of the Agent, including legal fees, in connection with this Amendment within thirty (30) days receipt of a statement therefor.
SECTION 8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9. Governing Law. This Agreement shall be deemed to be a contract made under and governed by the internal laws of the State of New York without giving effect to any conflicts of laws principles that would apply the substantive laws of any other jurisdiction.
SECTION 10. Section Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or the Purchase Documents or any provision hereof or thereof.
SECTION 11. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Managing Agents and Investors are intended third party beneficiaries of this Agreement with full power and authority to enforce the terms hereof as if they were original signatories hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASHLAND, INC.

By:	/s/ Eric N. Boni
Name:	Eric N. Boni
Title:	Vice President and Treasurer

ASHLAND SPECIALTY INGREDIENTS G.P.

By:	/s/ Lynn P. Freeman
Name:	Lynn P. Freeman
Title:	Vice President/Assistant Secretary and
Treasurer

CVG CAPITAL III LLC

By:	/s/ Brett Radulovich
Name:	Brett Radulovich
Title:	President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Elastomers Assignment Agreement
(Ashland - CVG Capital III LLC)

LIBERTY STREET FUNDING LLC, as a Conduit Investor and Uncommitted Investor

By:	/s/ John L. Fridlington
Name:	John L. Fridlington
Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Elastomers Assignment Agreement
(Ashland - CVG Capital III LLC)

GOTHAM FUNDING CORPORATION, as a Conduit Investor and Uncommitted Investor

By:	/s/ David V. DeAngelis
Name:	David V. DeAngelis
Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Elastomers Assignment Agreement
(Ashland - CVG Capital III LLC)

THE BANK OF NOVA SCOTIA, as Agent, a Letter of Credit Issuer, a Committed Investor, a Managing Agent and an Administrator

By:	/s/ Darren Ward
Name:	Darren Ward
Title:	Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Elastomers Assignment Agreement
(Ashland - CVG Capital III LLC)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Managing Agent and Administrator for the BTMU Investor Group

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Letter of Credit Issuer and Committed Investor for the BTMU Investor Group

By:	/s/ Mark Campbell
Name:	Mark Campbell
Title:	Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Elastomers Assignment Agreement
(Ashland - CVG Capital III LLC)

PNC BANK, NATIONAL ASSOCIATION, as a Letter of Credit Issuer, Managing Agent, and a Committed Investor

By:	/s/ Robyn Reeher
Name:	Robyn Reeher
Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Elastomers Assignment Agreement
(Ashland - CVG Capital III LLC)

SUNTRUST BANK, as a Letter of Credit Issuer, a Committed Investor and a Managing Agent

By:	/s/ Michael Peden
Name:	Michael Peden
Title:	Vice President

Elastomers Assignment Agreement
(Ashland - CVG Capital III LLC)